AGREEMENT OF AMENDMENT No. 1

Dated as of February 15, 2011

Reference is made to that certain Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Van Kampen Dynamic Credit Opportunities Fund (the “Borrower”), CIESCO, LLC (the “Conduit Lender”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Borrower’s Account” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing it in its entirety with the following:

““Borrower’s Account” means a collective reference to each account of the Borrower designated on Schedule II hereto, or such other account as the Borrower shall from time to time designate in writing to other parties hereto.”

The parties hereto agree that, effective as of the date hereof, the definition of “Collateral Account” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing it in its entirety with the following:

““Collateral Account” means a collective reference to account number 00298950, ABA Number 011-000-028, account number JL2X, account number 00298935, ABA Number 011-000-028, and account number JL2Y, each established at State Street Bank and Trust Company and each entitled “Citibank as Secured Party-Invesco Van Kampen Dynamic Credit Opportunities Fund”.”

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by replacing the information set forth therein under each of the headings “If to the Conduit Lender”, “If to the Program Agent” and “If to Citibank” with the following, as applicable:

“If to the Conduit Lender:	CIESCO, LLC
750 Washington Boulevard Stamford, CT 06901 Attention: Robert Kohl Telephone No. (203) 975-6383 Facsimile No. (914) 274-9038 Email: robert.kohl@citi.com

With a copy to:	Citibank, N.A.
390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Junette Earl Telephone No.: (212) 723-3704 Facsimile No.: (646) 843-3661 Email: junette.earl@citi.com

If to the Program Agent:	Citibank, N.A.
390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Junette Earl Telephone No.: (212) 723-3704 Facsimile No.: (646) 843-3661 Email: junette.earl@citi.com

With a copy to:	Citibank, N.A.
750 Washington Boulevard Stamford, CT 06901 Attention: Robert Kohl Telephone No. (203) 975-6383 Facsimile No. (914) 274-9038 Email: robert.kohl@citi.com

If to Citibank:	Citibank, N.A.
390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Junette Earl Telephone No.: (212) 723-3704 Facsimile No.: (646) 843-3661 Email: junette.earl@citi.com

With a copy to:	Citibank, N.A.
750 Washington Boulevard Stamford, CT 06901 Attention: Robert Kohl Telephone No. (203) 975-6383 Facsimile No. (914) 274-9038 Email: robert.kohl@citi.com”.

The parties hereto agree that, effective as of the date hereof, Schedule II to the Credit Agreement shall be amended by replacing it in its entirety with Exhibit A attached hereto.

The Borrower represents and warrants to the Program Agent, the Conduit Lender, the Secondary Lender and the Direct Lender that immediately after giving effect to this Agreement of Amendment No.1, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

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All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower		CITIBANK, N.A., as Program Agent

By:	/s/ John M. Zerr	By:
Name:		Name:
Title:		Title:

CIESCO, LLC,		CITIBANK, N.A.,
as Conduit Lender		as Secondary Lender

By:	Citibank, N.A.,
as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower		CITIBANK, N.A., as Program Agent

By:		By:	/s/ Junette M. Earl
Name:		Name:	JUNETTE M. EARL
Title:		Title:	Vice President

CIESCO, LLC,		CITIBANK, N.A.,
as Conduit Lender		as Secondary Lender

By:	Citibank, N.A.,
as Attorney-in-Fact

By:	/s/ Junette M. Earl	By:	/s/ Junette M. Earl
Name:	JUNETTE M. EARL	Name:	JUNETTE M. EARL
Title:	Vice President	Title:	Vice President

STATE STREET BANK AND TRUST COMPANY, as Direct Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower		CITIBANK, N.A., as Program Agent

By:		By:
Name:		Name:
Title:		Title:

CIESCO, LLC,		CITIBANK, N.A.,
as Conduit Lender		as Secondary Lender

By:	Citibank, N.A.,
as Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender

By:	/s/ Karen A. Gallagher
Name:	Karen A. Gallagher
Title:	Vice President

EXHIBIT A

TO

AGREEMENT OF AMENDMENT NO. 1

SCHEDULE II

PAYMENT ACCOUNTS

Program Agent’s Account Citibank, N.A., as Program Agent:	The special account (Acct. No. 4063-6636, ABA No. 021000089) of Citibank, N.A., as Program Agent maintained at the offices of Citibank, N.A. at 399 Park Avenue, New York, New York.

Direct Lender’s Account State Street Bank and Trust Company, as Direct Lender	The account (Acct. No. 0006-3321, ABA No. 011-00-0028) of State Street Bank and Trust Company, maintained with State Street Bank and Trust Company at Boston, MA.

Borrower’s Account	(i) The account (Acct. No. 00298950, ABA No. 011-00-0028) of Invesco Van Kampen Dynamic Credit Opportunities Fund maintained with State Street Bank and Trust Company at Quincy, MA.

(ii) The account (Acct. No. 00298935, ABA No. 011-00-0028) of Invesco Van Kampen Dynamic Credit Opportunities Fund maintained with State Street Bank and Trust Company at Quincy, MA.